                                                                     EXHIBIT 4.4


                                LEAR CORPORATION

                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

                      BENEFICIARY DESIGNATION/CHANGE FORM

Please complete this form and return it to the Hilltop Benefits Department. Elections on this form become effective at the later of January 1, 1998 or the date received by the Company.

The beneficiary of your Deferred Compensation Account is based on your most recent election on an ESSP Beneficiary Designation/Change Form. THEREFORE, IF YOU HAVE ALREADY COMPLETED AN ESSP BENEFICIARY DESIGNATION/CHANGE FORM AND DO NOT WANT TO CHANGE YOUR BENEFICIARY UNDER THE ESSP, IT IS NOT NECESSARY TO COMPLETE THIS FORM. The beneficiary of your Pension Make-up Amount is the same person designated as your beneficiary under the Pension Plan. The beneficiary of your Savings Make-up Account is the same person designated as your beneficiary under the Savings Plan.

Participant Name____________________________Social Security Number______________

DESIGNATION/CHANGE OF BENEFICIARY

I hereby designate (reserving the right to change such designation) as the Beneficiary of my Deferred Compensation Account under the Plan:

PRIMARY BENEFICIARY:

-------------------------------------      -------------------------------------
Name of Primary Beneficiary                Relationship to Participant

--------------------------------------------------------------------------------
Address of Primary Beneficiary

SECONDARY BENEFICIARY:

-------------------------------------      -------------------------------------
Name of Secondary Beneficiary              Relationship to Participant

--------------------------------------------------------------------------------
Address of Secondary Beneficiary

I understand that the above election provides for the distribution of my Deferred Compensation Account under the Plan in the event of my death before this Account has been fully distributed to me. I also understand that the beneficiary of my "Pension Make-up Amount" is the same person designated as my beneficiary under the Lear Corporation Pension Plan, and that the beneficiary of my "Savings Make-up Account" is the same person designated as my beneficiary under the Lear Corporation Retirement Savings Plan.

---------------------------------------------                      -------------
           Participant's Signature                                     Date